November 7, 2018

GENCANNA GLOBAL, INC.

SUBSCRIPTION AGREEMENT FOR CONVERTIBLE DEBENTURES

TO: GENCANNA GLOBAL, INC.

The undersigned (the "**Subscriber**"), hereby irrevocably subscribes for and agrees to purchase from GenCanna Global, Inc., a British Virgin Islands company limited by shares (the "**Corporation**") the number of subordinated secured convertible debentures of the Corporation (each a "**Convertible Debenture**") set out below at a price of $1,000 per Convertible Debenture (the "**Subscription Price**"). Each Convertible Debenture shall bear interest at a rate of 9.0% per annum from the applicable Funding Date (as defined herein), payable quarterly, and mature on the date that is three (3) years from the Final Closing Date. The Convertible Debentures shall rank *pari passu* to each other and be issued under, and subject to, a debenture issued by the Corporation, on the applicable Funding Dates. Upon the occurrence of a Liquidity Event (as defined herein), the Convertible Debentures shall, at the option of the Subscriber, be convertible into shares of the Corporation's Common Stock (as defined herein) at the Conversion Price (as defined herein). The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Convertible Debentures", including, without limitation, the terms, representations, warranties, covenants, certifications and acknowledgements set forth in the applicable Schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber's representations, warranties, covenants, certifications and acknowledgments contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Subscriber Information and Signature	
MariMed, Inc. (Name of Subscriber)	Number of Convertible Debentures: 30,000
	x the Subscription Price: $1,000.00
	=
By: [signature] Authorized Signature	Aggregate Subscription Price: $30,000,000.00 (of which $12,750,000 has been previously funded) (the "**Subscription Amount**")
CFO (Official Capacity or Title – if the Subscriber is not an individual)	
Jon R. Levine (Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	
10 Oceana Way (Subscriber's Residential Address, including Municipality and Province) Norwood, MA 02062	
781-559-8713 (Subscriber's Telephone Number) jlevine@marimedadvisors.com (Email Address)	

The Subscriber hereby provides the Corporation the following instructions in connection with the settlement of the Convertible Debentures being purchased hereunder and hereby directs the Corporation to issue and register (and deliver any definitive certificates, if applicable) the Convertible Debentures as follows.

Execution by the Subscriber above shall constitute an irrevocable offer and agreement by the Subscriber to subscribe for the securities described herein on the terms and conditions herein set out. The Corporation shall be entitled to rely on the delivery of a PDF or facsimile copy of this subscription or a copy delivered by other electronic means, and acceptance by the Corporation of such PDF, facsimile or copy delivered by other electronic means shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms and conditions hereof.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR CONVERTIBLE DEBENTURES

ARTICLE 1 - INTERPRETATION

1.1 Definitions

(a) Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"**Business Day**" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in New York City, New York are not open for business.

"**Convertible Debentures**" means common stock secured subordinated convertible debentures of the Corporation bearing interest at a rate of 9.0% per annum from the Closing Date, payable quarterly, maturing on the date that is three (3) years from the Final Closing Date and convertible upon the occurrence of a Liquidity Event at the option of the holder into Common Stock all as more particularly set forth in and subject to the other terms and conditions of this Agreement and the other Transaction Documents.

"**Common Stock**" means common stock in the capital of the Corporation.

"**Conversion Price**" means the lesser of: (a) the price that is a 20% discount to the Liquidity Event Price; and (b) the price determined based on a post-money value of US$90,000,000 and the fully diluted outstanding shares of the Corporation (e.g., equates to a 33.30% ownership interest in the Corporation based upon a post-money value of US$90,000,000).

"**Corporation**" means GenCanna Global, Inc. and includes any successor corporation to or of the Corporation.

"**Funding Date**" means a date on which Subscriber transfers funds to Corporation for the purchase of Convertible Debentures.

"**including**" means including without limitation.

"**Liquidity Event**" means the occurrence of any of the following:

(a) the Corporation completing a bona fide public offering of Common Shares under a prospectus filed with securities regulatory authorities in Canada, or under a registration statement filed with securities regulatory authorities in the United States which results in the Common Shares being listed on a recognized United States or Canadian stock exchange (a "**Public Offering Transaction**"); or

(b) (i) a transaction giving rise to a stock exchange listing or over the counter quotation of the securities of the Corporation and includes an amalgamation, income trust offering, reverse take-over, completion of a qualifying transaction or share-exchange take-over; (ii) a merger, amalgamation, reorganization, consolidation or plan of arrangement of the Corporation with a reporting issuer in Canada or a reporting company in the United States or a public entity in a jurisdiction outside of Canada and the United States) on terms determined by the board of directors of the Corporation or resulting in the shareholders of the Corporation immediately preceding the closing of such business combination holding less than 50% of the voting shares of the resulting entity, or (iii) a reverse take-over or merger, or amalgamation or similar transaction to those in clauses (i) or (ii) above with a private entity (a "**RTO/Merger Transaction**").

The Liquidity Event will be structured such that upon the occurrence of the Liquidity Event, the Convertible Debentures and the securities issuable upon conversion thereof will not be subject to resale restrictions.

"**Liquidity Event Price**" means (a) in the event of a Public Offering Transaction, the initial price at which the Corporation's Common Stock are issued and sold to the public pursuant to the Public Offering Transaction; or (b) in the event of a RTO/Merger Transaction, the price attributed to the Common Stock in that transaction or deemed issue price of the Common Stock (or the Common Stock of the resulting issuer) issued pursuant to the RTO/Merger Transaction.

"**Maturity Date**" means the third anniversary date of the Final Closing Date.

"**Offering**" means the offering of the Convertible Debentures for aggregate gross proceeds of $30,000,000 to be issued and sold by the Corporation pursuant to this Subscription Agreement.

"**Person**" includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

"**Public Offering Transaction**" has the meaning ascribed to such term in the definition of "Liquidity Event".

"**Regulation D**" means Regulation D as promulgated by the United States Securities and Exchange Commission.

"**Regulation S**" means Regulation S as promulgated by the United States Securities and Exchange Commission.

"**RTO/Merger Transaction**" has the meaning ascribed to such term in the definition of "Liquidity Event".

"**Securities Laws**" means, as applicable, the securities laws, regulations, rules, rulings and orders in the United States, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in the United States.

"**Subscriber**" means MariMed, Inc.

"**Subscription Agreement**" means this subscription agreement (including any Schedules hereto) and any instrument amending this Subscription Agreement and "**hereof**", "**hereto**", "**hereunder**", "**herein**" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression "**Article**" or "**Section**" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

"**Subscription Amount**" has the meaning ascribed to such term on page 1 of this Subscription Agreement.

"**Subscription Price**" has the meaning ascribed to such term on page 1 of this Subscription Agreement.

"**United States**" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"**U.S. Accredited Investor**" means an "accredited investor" as defined in Rule 501(a) of Regulation D.

"**U.S. Person**" means a "U.S. person" as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

"**U.S. Securities Act**" means the United States Securities Act of 1933, as amended.

1.2 Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3 Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement and the Schedules, including the symbol "$", are expressed in United States dollars.

1.4 Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1 Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule "A"	Form of Convertible Debenture
Schedule "B"	Security Agreement
Schedule "C"	Form of Lock Up Agreement
Schedule "D"	Omitted
Schedule "E"	Corporation's Capitalization Table in accordance with Section 5.3(c)
Schedule "F"	Rights Agreement
Schedule "G"	Disclosure Schedules
Appendix "A"	Risk Factors

ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF CONVERTIBLE DEBENTURES

3.1 Subscription for the Convertible Debentures

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase from the Corporation that number of Convertible Debentures indicated on page 1 of this Subscription Agreement,

on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 4 hereto.

Each Convertible Debenture shall bear interest at a rate of 9.0% per annum from the Closing Date, payable quarterly, and mature on the date that is three (3) years from the Final Closing Date. The Convertible Debentures shall rank *pari passu* and be issued and governed by the Convertible Debenture attached hereto as Schedule A.

Upon the occurrence of a Liquidity Event, each Convertible Debenture shall, at the option of the Subscriber, be convertible into shares of Common Stock at the Conversion Price. The Conversion Price shall be subject to adjustment in certain events prior to a Liquidity Event. These events include, without limitation, the subdivision or consolidation of the outstanding Common Stock, the issue of Common Stock or securities convertible into Common Stock by way of a stock dividend or distribution, the issue of rights, options or warrants to all or substantially all of the holders of Common Stock in certain circumstances, and the distribution to all or substantially all of the holders of Common Stock of any other class of shares, rights, options or warrants, evidences of indebtedness or assets.

If a Liquidity Event does not occur on or before June 30, 2020, then, at the option of the Subscriber, the Convertible Debenture shall be immediately repayable in cash at a price equal to 100% of the outstanding principal amount of the Convertible Debenture plus all accrued and unpaid interest thereon (the "**Mandatory Repayment Option**"), provided, that if the Subscriber does not provide the Corporation with written notice of its exercise of such Mandatory Repayment Option before June 1, 2020, then Subscriber shall be deemed to have waived such Mandatory Repayment Option, which shall thereupon be deemed to have expired.

In addition, on or after January 1, 2019, Subscriber may, upon ten (10) days' prior written notice to the Corporation, elect to convert each Convertible Debenture at the applicable Conversion Price at any time.

The Convertible Debentures are subject to applicable hold periods on resale restrictions imposed under applicable securities legislation. Notwithstanding anything herein to the contrary, Subscriber shall not sell, transfer or assign the Convertible Debentures without obtaining the prior written approval of the Corporation.

Notwithstanding any other provision contained this Subscription Agreement to the contrary, in the event of a conflict between the terms of this Subscription Agreement and the Convertible Debenture, the terms of the Convertible Debenture shall control, for all purposes.

ARTICLE 4- CLOSING

4.1 Closing

Delivery and sale of $2.0 million ("**Initial Subscription Amount**") of the Convertible Debentures was completed (the "**Initial Closing**") at the offices of the Corporation's counsel, _______, in __________, at 9:00 a.m. (local time) (the "**Initial Closing Time**") on September __, 2018 (the "**Initial Closing Date**"). Upon receipt of the Initial Subscription Amount, the Corporation issued the initial Convertible Debentures for such Initial Subscription Amount.

Delivery and sale of an additional $10.75 million ("**Subsequent Subscription Amount**") of the Convertible Debentures has been completed. Upon receipt of the Subsequent Subscription Amount, the Corporation issued the subsequent Convertible Debentures for such Subsequent Subscription Amounts.

Delivery and sale of an additional $17.25 million (the "**Final Subscription Amount**") of the Convertible Debentures will be completed no later than November 8, 2018, ("**Final Closing Date**"). Upon receipt of the Final Subscription Amount, the Corporation shall issue the final Convertible Debentures for the Final Subscription Amount.

The Corporation covenants to use the net proceeds from the sale of the Convertible Debentures under this Subscription Agreement to fund farming operations, the expansion of the Corporation's extraction facility, other key initiatives and for general working capital purposes.

4.2 Conditions of Closing

The Subscriber acknowledges and agrees that the Corporation is relying on the truth of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions prior to the Closing Time:

(a) the Subscriber having delivered a properly completed and signed Subscription Agreement (including all applicable Schedules and Exhibits hereto) at the address on page 1, and having made payment arrangements for the Subscription Amount in a manner acceptable to the Corporation;

(b) the Corporation having obtained all necessary approvals and consents, including regulatory approvals in respect of the Offering; and

(c) the issue and sale of the Convertible Debentures being exempt from the registration requirements under the Securities Act of 1933, as amended.

ARTICLE 5 – ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby acknowledges, represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a) The Subscriber confirms that it:

(i) has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Convertible Debentures, including the potential loss of its entire investment;

(ii) is aware of the characteristics of the Convertible Debentures and understands the risks relating to an investment therein; and

(iii) is able to bear the economic risk of loss of its entire investment in the Convertible Debentures.

(b) The Subscriber is resident, or if not an individual has its head office, in the jurisdiction set out on page 1 of this Subscription Agreement and intends that the Securities Laws of that jurisdiction govern the Subscriber's subscription. Such address was not created and is not used solely for the purpose of acquiring the

Convertible Debentures and the Subscriber was solicited to purchase in only such jurisdiction.

(c) The Subscriber is aware that none of the Convertible Debentures have been or will be registered under the U.S. Securities Act or the Securities Laws of any state of the United States and that none the Convertible Debentures may be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act and applicable state Securities Laws or compliance with the requirements of an exemption from registration therefrom and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act or applicable state Securities Laws in respect of such securities or the Common Stock.

(d) The Subscriber acknowledges and agrees that the Convertible Debentures may not be converted in the United States or by, or on behalf of, any U.S. Person unless the Common Stock acquirable upon conversion of such Convertible Debentures, have been registered under the U.S. Securities Act and applicable state Securities Laws or exemptions from such registration requirements are available at the time of exercise and the Subscriber has provided the Corporation an opinion letter from reasonably acceptable United States legal counsel to such effect; provided, however, that the original Subscriber of Convertible Debentures will not be required to provide an opinion letter of counsel upon conversion of such Convertible Debentures if such Subscriber is a U.S. Accredited Investor at the time of such exercise.

(e) The Subscriber is subscribing for the Convertible Debentures as principal for its own account and not for the benefit of any other Person (within the meaning of applicable Securities Laws).

(f) The Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Convertible Debentures as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof, and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

If the Subscriber is a corporation or a partnership, syndicate, trust association, or any other form of unincorporated organization or organized group of persons, the Subscriber was not created or being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus exemption.

(g) The Subscriber has been advised to consult its own legal, tax and financial advisors with respect to the subscription for the Convertible Debentures and the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated herein.

(h) The Subscriber is not purchasing the Convertible Debentures with knowledge of any material information concerning the Corporation that has not been generally disclosed.

(i) The subscription for the Convertible Debentures has not been made through or as a result of, and the distribution of the Convertible Debentures is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(j) The Subscriber represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Corporation or any of their respective affiliates or their respective officers, directors, shareholders, members, partners, lenders, employees, representatives or agents, as investment advice or as a recommendation to purchase the Convertible Debentures.

(k) The Subscriber confirms that the Corporation and its affiliates and their respective officers, directors, shareholders, members, partners, lenders, employees, representatives or agents have not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Convertible Debentures, or (ii) made any representation to the Subscriber regarding the legality of an investment in the Convertible Debentures, under applicable laws and regulations. In deciding to purchase the Convertible Debentures, the Subscribers is not relying on the advice or recommendations of the Corporation or its affiliates or their respective officers, directors, shareholders, members, partners, lenders, employees, representatives or agents and the Subscriber has made its own independent decision that the investment in the Convertible Debentures, is suitable and appropriate for the Subscriber.

(l) The Subscriber understands and accepts that the purchase of the Convertible Debentures a involve various risks, including, the risks listed in Appendix A attached hereto. The Subscriber represents having read Appendix A and acknowledges its understanding of the risks listed therein.

5.2 Acknowledgments and Covenants of the Subscriber

The Subscriber hereby acknowledges to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such acknowledgements and covenants in connection with the transactions contemplated herein:

(a) The offer of the Convertible Debentures does not constitute a recommendation to purchase the Convertible Debentures and the Subscriber acknowledges that the Corporation has not had regard to the Subscriber's particular objectives, financial situation or needs.

(b) There are risks associated with the purchase of the Convertible Debentures and the Subscriber is capable of bearing the economic risk of the investment (including its entire loss) and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of Convertible Debentures nor have any such agencies or authorities made any recommendations or endorsement with respect to the Convertible Debentures.

(c) The Subscriber covenants that it will not resell the Convertible Debentures except in compliance with such applicable Securities Laws, and the Subscriber

acknowledges that it is solely responsible (and the Corporation is in no way responsible) for such compliance.

(d) The certificates representing the Convertible Debentures shall have attached to them a legend setting out resale restrictions under applicable Securities Laws substantially in the following form (and with the necessary information inserted):

> **"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (1) RULE 144A OF THE U.S. SECURITIES ACT, IF AVAILABLE, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT ("QUALIFIED INSTITUTIONAL BUYER"), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE OF RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C)(2) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.**

(e) In purchasing the Convertible Debentures, the Subscriber has relied solely upon this Subscription Agreement, and publicly available information relating to the Corporation, not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation or any of its directors, officers, employees, agents or representatives.

(f) This offer to subscribe is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber without the consent of the Corporation.

(g) The Subscriber is an "accredited investor" as defined in Rule 501(a) under the U.S. Securities Act. The Subscriber agrees to furnish any additional information requested by the Corporation or any of its affiliates to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Convertible Debentures. Any information that has been furnished or that will be furnished by the Subscriber to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(h) The Subscriber understands, accepts and further acknowledges and agrees that the representations, warranties and covenants, apply equally to the Common Stock of the Corporation the Subscriber will receive upon conversion of the Convertible Debentures, if so converted.

5.3 Acknowledgements, Representations, Warranties and Covenants of the Corporation

(a) *Due Incorporation, Qualification.* The Corporation (i) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where such qualification or license is required. Except as set forth on Schedule G, the Corporation has no subsidiaries or related entities.

(b) *Authority; Enforceability.* The execution, delivery and performance by the Corporation of this Agreement and each Convertible Debenture issued hereunder, the Security Agreement and the Rights Agreement (collectively, the "**Transaction Documents**") and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Corporation and (ii) have been duly authorized by all necessary actions on the part of the Corporation. Each Transaction Document executed by the Corporation has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity. The equity securities issuable upon conversion of the Convertible Debentures (collectively, the "**Conversion Securities**"), when issued in compliance with the provisions of this Agreement and the Convertible Debentures will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable securities laws.

(c) *Capitalization.* Immediately prior to the consummation of the transactions to be effected at the Initial Closing, (i) the authorized capital stock of the Corporation will be an unlimited number of shares of the Corporation's Common Stock (the "**Common Stock**"), par value $0.0001 per share, of which 18,544,223.34 shares are issued and outstanding, determined on a fully diluted basis, (ii) the Corporation has no preferred stock outstanding and (iii) an aggregate of 3,708,844.67 shares are reserved for issuance under the Corporation's Equity Stock Plan (the "**Stock Plan**"). Immediately prior to the consummation of the transactions contemplated hereby, the outstanding shares of capital stock of the Corporation will be

held beneficially and of record by the persons identified in Schedule E in the amounts indicated thereon. Schedule E sets forth the name of each holder of options and warrants for Common Stock, the number of shares for which such options and warrants are exercisable with respect to each holder, along with the applicable vesting schedule, if any, and the exercise price. Except as disclosed in Schedule E, there are no outstanding subscriptions, options, warrants, phantom rights, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Corporation. All options for Common Stock disclosed in Schedule E have been issued and granted under the Stock Plan and in compliance with applicable laws. All shares of Common Stock subject to any option disclosed in Schedule E, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Each option disclosed in Schedule E had an exercise price per share of Common Stock at least equal to the fair market value of such Common Stock on the date such option was granted, and all adjustments made to any such option have been made, in each case in accordance with the provisions of Section 409A of the Code and the regulations issued thereunder. Except as set forth in Schedule E, neither the Corporation nor any Subsidiary has any obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein. After giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Corporation and its Subsidiaries will have been duly and validly authorized and issued and will be fully paid and nonassessable. No "bad actor" disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act of 1933, as amended (a "**Disqualification Event**") is applicable to the Corporation or, to the Corporation's knowledge, with respect to the Corporation as an issuer for purposes of Rule 506, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. The Corporation has duly and validly authorized and reserved 4,308,606.30 shares of Common Stock for issuance upon conversion of the Convertible Debentures, and the shares so issued in accordance with the Corporation's charter will, upon such conversion and issuance, be validly issued, fully paid and nonassessable. The Corporation covenants to take all such actions as may be necessary, including amending its Charter Documents (as defined below) to ensure the Corporation has sufficient authorized and available shares of Common Stock to issue upon conversion of the Convertible Debentures.

(d) *Non-Contravention*. The execution and delivery by the Corporation of the Transaction Documents executed by the Corporation and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Corporation's Articles of Incorporation, Certificate of Incorporation, Bylaws or other formation or charter documents, as applicable (as amended, the "**Charter Documents**"), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Corporation; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Corporation is a party or by which it is bound; or (iii) result in the creation or imposition of any lien or encumbrance upon any property, asset or revenue of the Corporation. Copies of the Corporation's Charter Documents, each as amended to date, have been provided to Subscriber.

(e) *No Violation or Default.* The Corporation is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Corporation; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Corporation is a party or by which it is bound.

(f) *Compliance with Laws.* The Corporation, to its knowledge, is in compliance with all laws and regulations applicable to the conduct of the Corporation's business as presently conducted and as contemplated to be conducted consistent with industry practice. The Corporation, to its knowledge, has all of the permits, licenses, orders, franchises and other rights and privileges (collectively, the "**Permits**") of all federal, state, local or foreign governmental or regulatory bodies necessary for the Corporation to conduct its business as presently conducted and as contemplated to be conducted consistent with industry practice. All Permits are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any Permit is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement. The Corporation agrees to use commercially reasonable efforts to remain knowledgeable regarding the laws, regulations, and Permits applicable to the sale and cultivation of industrial hemp.

(g) *Intellectual Property.* The Corporation owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, formula, designs and processes and similar proprietary rights and other intellectual property rights (collectively, "**Intellectual Property**") as are reasonably necessary in the conduct of the Corporation's business as now conducted and as presently proposed to be conducted, without, to its knowledge, any known conflict with, or infringement of, the rights of others.

The Corporation has not violated or infringed, is not currently violating or infringing, and by conducting its business as presently conducted and presently proposed to be conducted will not violate or infringe, any Intellectual Property of any other person or entity. The Corporation has not received any written communications alleging that the Corporation (or any of its employees or consultants) has violated or infringed or, by conducting its business as currently proposed, would violate or infringe any Intellectual Property of any other person or entity. To the Corporation's knowledge, other parties have not infringed the Corporation's Intellectual Property. Since its organization, the Corporation has taken reasonable security measures to protect the secrecy, confidentiality, and value of its trade secrets, including know-how, negative processes, inventions, designs, computer programs, technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors.

Except for licenses by the Corporation of standard, "off the shelf" software products, or licenses incidental to standard forms of agreements with the Corporation's consultants or advisors, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property owned, purported to be owned, or used by the Corporation ("**Corporation Intellectual Property**"), nor is the Corporation bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Corporation is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property or any other property or rights in connection with the business as now conducted or as currently proposed to be conducted.

The Corporation has not received any communications alleging that the Corporation has violated or, by conducting its business as presently proposed to be conducted, would violate or require a license to any of the Intellectual Property of any other person or entity.

At no time during the conception of or reduction of any of the Corporation's Intellectual Property to practice was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any governmental entity or agency or private source (including without limitation other employers), performing research sponsored by any governmental entity or agency or private source, or subject to any employment agreement, invention assignment, non-disclosure agreement, or other obligation with any third party that affects or could affect the Corporation's rights in such Intellectual Property, and no such governmental entity or agency or private source or other third party has any rights in or claims to the Corporation's Intellectual Property.

(h) *Litigation*. Except as set forth on Schedule G, there is no action, suit, proceeding or investigation pending or, to the Corporation's knowledge, currently threatened against the Corporation that questions the validity of this Agreement, or the right of the Corporation to enter into this Agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Corporation, financially or otherwise, or any change in the current equity ownership of the Corporation.

(i) *Financial Statements*. The Corporation has delivered to Subscriber its (a) unaudited balance sheet as at December 31, 2017 and unaudited statement of income and cash flows for the twelve months ending on December 31, 2017, and (b) its unaudited consolidated statement of income and cash flows for the nine-month period ending on September 30, 2018 (collectively, the "**Financial Statements**"), copies of which have been previously provided to Subscriber. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 2017 and September 30, 2018; provided, however, that the Financial Statements do not contain all footnotes required under generally accepted accounting principles.

(j) *Title*. The Corporation owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all its real properties and good title to its other assets and properties reasonably required for its operations. Except as set forth on Schedule G and except for liens and encumbrances that are immaterial or are being contested in good faith and for the Atalo Lien except as provided below, such assets and properties are subject to no liens or encumbrances. In addition, on November 23, 2015 Atalo Holdings Inc. made an inaccurate UCC filing ("**Atalo Lien**") related to that certain Crop Sharing Agreement dated as of June 2015 by and among Atalo Holdings Inc., Hemp Kentucky, LLC, GenCanna Global USA, Inc., Hemp Kentucky Growers, LLC, and Andrew R. Graves. Although this filing was made without the knowledge of the Corporation and represents an inaccurate security interest, it is unlikely that it will be removed before closing. The parties acknowledge and agree of the existence of the Atalo Lien and the Corporation represents to the Subscriber that the Atalo Lien shall not have an adverse impact on the security interest granted to Subscriber by Corporation in the Collateral..

(k) *Liabilities*. Except as set forth on the Financial Statements or on Schedule G, the Corporation has no material liabilities and, to the best of its knowledge no material

contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

(l) *No Disclosure*. Without the consent of the Subscriber, the Corporation will not disclose the terms set forth herein or in the Convertible Debentures to anyone other than its officers, directors and key service providers.

(m) *Board Seat*. Upon the Initial Closing, the Subscriber shall be entitled to appoint one (1) director to the Corporation's Board of Directors (the "**Board**") in accordance with the terms of the Rights Agreement.

(n) *Future Financings*. The Corporation will in good faith agree to present and discuss with the Subscriber any additional financing opportunities from third party firms.

(o) *Security Agreement*. The Corporation shall enter into a Security Agreement in the form attached hereto as Schedule B with the Subscriber granting the Subscriber a security interest in the Corporation's Work-in-Progress (as defined in the Security Agreement) and Finished Goods Inventory (as defined in the Security Agreement), the value of such security interest to be equal to or greater than 100% of the principal and accrued interest under the Convertible Debentures (collectively, the "**Collateral Inventory**").

(p) *Rights Agreement*. The Corporation shall enter into a Rights Agreement in the form attached hereto as Schedule F.

(q) *Lock Up Period*. The Corporation agrees that it will cause Matty Mangone, Steve Bevan, Richard Drennen, and Chris Stubbs (collectively, the "**Key Holders**") to enter into an agreement in the form attached hereto as Schedule C pursuant to which each of such individuals will agree not to sell, transfer or pledge, or otherwise dispose of or transfer the economic consequences of any securities of the Corporation held directly or indirectly by such individuals until the completion of the Liquidity Event (or the second anniversary date of the issuance of the Convertible Debenture in the event that the Liquidity Event is not completed), except that such officers and directors shall have the right to sell up to 7.5% of that individual's personal holdings in the Corporation's securities in any twelve-month period. Upon the closing of a Liquidity Event, the Corporation's officers, directors and certain shareholders will be subject to such escrow periods as may be imposed by any stock exchange in connection with the completion of the Liquidity Event.

(r) *Supply Agreement*. The Corporation and Subscriber will work in good faith promptly following the Initial Closing to agree on the terms of, and execute, a supply agreement for the Corporation's products.

(s) *Employee Bonus Plan*. In the event the Corporation meets or exceeds its operating plan for 2019 (defined as meeting or exceeding both revenue and EBITDA projections provided by the Corporation to Subscriber in diligence), Subscriber will, within 60 days of receipt of the Corporation's audited 2019 financial results, pay, in cash, US$10.0 million into an employee bonus pool established by Corporation, which Corporation will use to pay bonuses to eligible employees as determined by Corporation.

(t) *Insurance*. The Corporation has in full force and effect the insurance policies described on Schedule G. Following the Closing, the Corporation agrees to use commercially reasonable efforts to secure additional insurance of the types and in the amounts determined by the Board.

(u) *Inventory*. The Collateral Inventory is merchantable and fit for the purpose for which it was procured or manufactured, except to the extent that the amount of non-compliant, obsolete, damaged, or defective inventory, taken as a whole, does not exceed 5% of such Collateral Inventory of the Corporation at any given time.

5.4 Reliance on Representations, Warranties, Covenants and Acknowledgements

(a) The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber's eligibility to purchase the Convertible Debentures. The Subscriber further agrees that by accepting the Convertible Debentures, the Subscriber shall be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein (including in any applicable Schedule attached hereto) which takes place prior to the Closing Time.

(b) The Subscriber further acknowledges and agrees that the Convertible Debentures are being offered in reliance upon the representation, warranties and covenants of Subscriber and the associated exemptions under applicable securities laws; that the availability of such exemptions are, in part, dependent upon the truthfulness and accuracy of the representations made by the Subscriber and that the Corporation will rely on such representations in accepting any subscriptions for the Convertibles Debentures.

ARTICLE 6- SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of the Subscriber and the Corporation contained in this Subscription Agreement shall survive the Initial Closing and continue in full force and effect for the benefit of the Subscriber and Corporation, notwithstanding such Initial Closing and notwithstanding any subsequent disposition by the Subscriber of any of the Convertible Debentures.

ARTICLE 7- MISCELLANEOUS

7.1 Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

7.2 Notices

(a) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted electronically tested prior to transmission to such party, as follows:

(i) in the case of the Corporation, to:
321 Venable Road Suite 2
Winchester, Kentucky 40391
Attention: Steve Bevan
Email: steve.bevan@gencanna.com

with a copy to:
Pillsbury Winthrop Shaw Pittman LLP
600 Brickell Avenue
Suite 3100,
Miami, FL 33131
Tel: 786.913.4883
Attention: Aryeh Kaplan
Email: aryeh.kaplan@pillsburylaw.com

(b) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted electronically, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c) Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

7.3 Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

7.4 Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

7.5 Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of Delaware. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of Delaware and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such State.

7.6 Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and

supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

7.7 Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, PDF or faxed form, and the parties may adopt any signatures received by PDF or a receiving fax machine as original signatures of the parties. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

7.8 Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

7.9 Inurement

This Subscription Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

7.10 Language

It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English only.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

The Corporation hereby accepts the subscription for Convertible Debentures as set forth on page 1 of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules) this 7th day of November, 2018.

GENCANNA GLOBAL, INC.

By:______________________________

Steve Bevan, President

SUBORDINATED SECURED CONVERTIBLE DEBENTURE

THE SECURITIES EVIDENCED BY THIS CONVERTIBLE DEBENTURE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

Issuance Date: As of 2018 (the "Issue Date")

This **Subordinated Secured Convertible Debenture** ("Convertible Debenture") is issued pursuant to that certain Subscription Agreement (the "Agreement") dated as of November 7, 2018 by and between **GenCanna Global, Inc.**, a British Virgin Islands company limited by shares ("Corporation") and **MariMed, Inc.**, a Delaware corporation ("Subscriber"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

On the Issue Date, Subscriber hereby subscribed for and purchased this Convertible Debenture in the aggregate principal amount of [redacted] **Dollars (**[redacted] **million)** ("Principal Amount") in accordance with the terms and conditions of the Agreement, except to the extent that there is a conflict between the terms of this Convertible Debenture and the Subscription Agreement, the terms of this Convertible Debenture shall control, for all purposes notwithstanding any other provision contained in this Convertible Debenture, the Subscription Agreement, the Security Agreement or other Transaction Document to the contrary.

The terms and conditions of the loan evidence by this Convertible Debenture and this Convertible Debenture shall be as follows:

Payment. The Corporation hereby promises to pay to Subscriber the Principal Amount plus interest at a compounded rate of nine percent (9.0%) per annum from the Issue Date, payable on the last business day of each calendar quarter. For each of the first four (4) quarters after the Final Closing Date, Subscriber shall have the option ("PIK Option Election") of whether interest for each such quarter shall be paid in cash or in additional Convertible Debentures issued by the Corporation with an aggregate face amount equal to such interest for such quarter (the "PIK Option"). Interest shall be paid in cash unless Subscriber provides written notice to Corporation of its PIK Option Election for any quarter no later than twenty (20) days prior to the last day of such quarter. For each quarter thereafter, interest will be payable in either cash or PIK Option, at the Corporation's option, provided that, if the Corporation does not pay interest in cash for any such quarter in accordance with the terms of this Convertible Debenture, the Corporation shall be deemed to have elected to pay such interest for such quarter in Convertible Debentures as PIK Option. All payments hereunder of cash shall be made in lawful currency of the United States in immediately available funds at the office of Subscriber, or at such other place as Subscriber may designate in writing.

Prepayment. Corporation may prepay all or any portion of this Convertible Debenture (principal and all interest accrued through the date of repayment) at any time from time to time only with the prior written consent of the Subscriber, provided, however, if Subscriber does not exercise the Conversion Option following a Liquidity Event, Subscriber's consent shall not be and shall no longer be required for any prepayments hereunder.

Maturity Date; Mandatory Repayment. Unless converted as set forth below, all principal and accrued but unpaid interest under this Convertible Debenture shall be due and payable on the third (3rd) anniversary date of the Final Closing Date ("Maturity Date") provided, however, that if a

Liquidity Event does not occur on or before June 30, 2020, then, at the option of the Subscriber, the Convertible Debenture shall be immediately repayable in cash at a price equal to 100% of the outstanding principal amount of the Convertible Debenture plus all accrued and unpaid interest thereon (the "Mandatory Repayment Option"), provided, that if the Subscriber does not provide the Corporation with written notice of its exercise of such Mandatory Repayment Option before June 1, 2020, then Subscriber shall be deemed to have waived such Mandatory Repayment Option, which shall thereupon be deemed to have expired.

Conversion Upon a Liquidity Event. Upon the closing of a Liquidity Event, at the option of the Subscriber ("Conversion Option"), the entire outstanding principal and accrued and unpaid interest, at the time of conversion, shall, convert into shares of the Corporation's common stock at the Conversion Price in the manner, subject to the terms, conditions and obligations and as more particularly set forth in the Agreement. Subscriber shall exercise the Conversion Option by providing Corporation with written notice of Subscriber's election to exercise the Conversion Option within fourteen (14) days following Subscriber's receipt of written notice from Corporation of an expected Liquidity Event, which written notice from Corporation shall describe in reasonably sufficient detail the Conversion Price or, if the Conversion Price is not known at the time, information that would reasonably allow Subscriber to calculate an expected range of prices for the Conversion Price.

Optional Conversion. On or after January 1, 2019, Subscriber may elect, upon ten (10) days' prior written notice to the Corporation, to convert the entire outstanding principal and accrued and unpaid interest of all convertible debentures (including this Convertible Debenture) purchased by Subscriber pursuant to the Subscription Agreement, at the time of conversion, into shares of the Corporation's common stock at the Conversion Price in the manner, subject to the terms, conditions and obligations and as more particularly set forth in the Agreement.

In connection with any of the conversion alternatives described above, if prior to a Liquidity Event there is a subdivision or consolidation of the outstanding common stock, the issue of common stock or securities convertible into common stock by way of a stock dividend or distribution, or the distribution to all or substantially all of the holders of common stock of any other class of shares, rights, options or warrants, evidences of indebtedness or assets, the Conversion Price shall be subject to adjustment in order to maintain the Subscriber's percentage ownership at no less than 33.30% of the Corporation's capital stock on a fully diluted as converted basis based upon a post-money valuation of US$90,000,000 and upon the assumption that at least US$30,000,000 of Convertible Debentures are outstanding at the time of conversion and are so converted and there has been no sale or issuance of securities other than as contemplated above.

Subordination: By acceptance of this Convertible Debenture, Subscriber acknowledges and agrees that the payment of any and all of the obligations, liabilities and performance from time to time owing by the Corporation to Subscriber hereunder is subordinated and subject in right of payment and performance, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Senior Obligations of the Corporation. For this purpose, "Senior Obligations" shall mean all indebtedness of the Corporation for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments, including: (a) any deferred obligations of the Corporation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (b) all obligations of the type referred to in clause (a) of other persons, including any subsidiary of the Corporation for the payment of which Corporation is responsible or liable as obligor, guarantor or otherwise; and (c) all obligations of the types referred to in clauses (a) or (b) of other persons secured by a lien on any property or asset, other than the Collateral, of the Corporation; provided, that Senior Obligations does not include (i) the

Convertible Debentures, (ii) any obligation that by its terms is on parity with the Convertible Debentures and, (iii) any indebtedness between Corporation and any of its subsidiaries or affiliates. Notwithstanding anything to the contrary contained herein, Subscriber shall have a senior lien on, and security interest in, all Collateral and in the event of a default under this Debenture or any bankruptcy, insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities, or similar proceedings or any liquidation or winding up of or relating to the Corporation, whether voluntary or involuntary (each an "Insolvency Event"), Subscriber may, at any time and regardless of whether the Senior Obligations have been satisfied by the Corporation or are outstanding, foreclose on the Collateral to satisfy the Corporation's obligations hereunder.

Nothing herein shall act to prohibit, limit or impede the Corporation from issuing additional debt of the Corporation which may be junior in rank to the Convertible Debentures.

Security: The Corporation and Subscriber have executed and delivered, on even date herewith, the Security Agreement attached hereto as Exhibit A ("Security Agreement") relating to Corporation's grant of a senior lien only on, and continuing security interest only in all presently existing and hereafter acquired or arising Collateral (as defined in the Security Agreement) (and in no other assets of the Corporation) in order to secure prompt repayment of any and all obligations of the Corporation under this Debenture. Subscriber's senior lien on, and security interest in the Collateral shall attach to all Collateral without further act on the part of the Corporation or Subscriber, subject to terms and conditions of the Security Agreement.

Amendment/Waiver. The terms of this Convertible Debenture may be amended and/or waived only by a written agreement between the Corporation and the Subscriber.

Corporate Jurisdiction. This Convertible Debenture shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Delaware.

Investment Experience. Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its loan (including a total loss of the loan amount), and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Convertible Debenture. Subscriber acknowledges and agrees that the Corporation is a "start-up" venture and as of the date hereof has had limited revenue. Subscriber also acknowledges and agrees that Subscriber could lose his/her entire principal and interest under this Convertible Debenture, and there can be no guarantee that the Corporation will be able to consummate a Liquidity Event.

Restricted Securities. Subscriber understands that this Convertible Debenture has not been, and will not be, registered under the Securities Act of 1933 ("Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber's representations as expressed herein. Subscriber understands that this Convertible Debenture is "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold this Convertible Debenture indefinitely unless this Convertible Debenture is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subscriber acknowledges that the Corporation has no obligation to register or qualify this Convertible Debenture for resale. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for this Convertible Debenture,

and on requirements relating to the Corporation which are outside of Subscriber's control, and which the Corporation is under no obligation and may not be able to satisfy. The Convertible Debentures are subject to applicable hold periods on resale restrictions imposed under applicable securities legislation.

Accredited Investor. Subscriber is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Assignment and Succession. The terms and conditions of this Convertible Debenture shall inure to the benefit of and be binding upon the respective successors and assigns of the Corporation and Subscriber. Notwithstanding the foregoing, the Subscriber may not assign, pledge, or otherwise transfer this Convertible Debenture without the prior written consent of the Corporation. Subject to the preceding sentence, this Convertible Debenture may be transferred only upon surrender of the original Convertible Debenture for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Corporation. Thereupon, a new Convertible Debenture for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Convertible Debenture.

[*signatures on next page*]

WITNESS the due execution of this Convertible Debenture, intending to be legally bound, on the day and year written above.

GenCanna Global, Inc.

By: ______________________________
Name: ______________________________
Title: ______________________________

SUBSCRIBER:
MariMed, Inc.

By: ______________________________
Name: ______________________________
Title: ______________________________

[redacted]

EXHIBIT A

SECURITY AGREEMENT

Schedule "B"
Security Agreement

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT, dated as of November 7, 2018 (this "**Agreement**"), is made and given by **GenCanna Global, Inc.** (the "**Grantor**"), to **MariMed, Inc.** (the "**Secured Party**") as set forth in the Subscription Agreement for Convertible Debentures dated November 7, 2018 (the "**Subscription Agreement**").

RECITALS

A. Grantor and the Secured Party have entered into the Subscription Agreement pursuant to which the Secured Party agreed to loan to the Grantor US$30,000,000 (the "**Loan**"), as evidenced by a secured convertible debenture (the "**Secured Debenture**").

B. In order to induce the Secured Party to make the Loan to Grantor and Secured Party to enter into the Subscription Agreement, Grantor has agreed to enter into this Agreement and to grant the Secured Party the security interest in the Collateral described below.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party and the Secured Party to enter into the Subscription Agreement and to extend credit accommodations to the Grantor thereunder, the Grantor hereby agrees with the Secured Party as follows:

Section 1. Defined Terms.

(a) Terms used herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of Delaware (the "**UCC**") on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Secured Party and the Grantor may mutually agree.

(b) Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Secured Debentures or the Subscription Agreement, as context dictates.

(c) As used in this Agreement, the following terms shall have the meanings indicated:

"**Collateral**" shall have the meaning given such term in Section 2 hereof.

"**Description Consent Right**" shall have the meaning given such term in hereof.

"**Event of Default**" shall have the meaning given to such term in Section 18 hereof.

"**Excluded Assets**" shall mean, collectively, (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of Grantor, if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or

license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained.

"**Financing Statement**" shall have the meaning given to such term in Section 4 hereof.

"**Finished Goods Inventory**" shall mean the oil and other finished products derived from all plant material.

"**Grantor's Plants**" shall mean industrial hemp as defined in the Agricultural Act of 2014, as amended from time to time, grown for Grantor pursuant to contractual arrangements between Grantor and growers.

"**Lien**" shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

"**Person**" shall mean any individual, corporation, partnership, limited partnership, limited liability company, private limited company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

"**Secured Party**" shall have the meaning indicated in the opening paragraph hereof.

"**Security Interest**" shall have the meaning given such term in Section 2 hereof.

"**Transaction Documents**" shall mean, as the context requires, the Subscription Agreement, the Secured Debentures, this Agreement and/or any agreements, contracts, mortgages, security interests and other obligations contemplated under the Subscription Agreement.

"**Work-in-Progress**" shall mean all plant material resulting from the harvest of Grantor's Plants that has not been processed into Finished Goods Inventory, whether located in the fields or drying facilities as well as all plant material in extractors or other processing facilitates waiting to be processed into Finished Goods Inventory, but not Finished Goods Inventory.

(d) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the UCC.

(e) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and "or" has the inclusive meaning represented by the phrase "and/or." The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a

whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.

Section 2. Grant of Security Interest. As security for the payment and performance of its obligations to the Secured Party under the Transaction Documents, Grantor hereby grants to the Secured Party for the benefit of the Secured Party (i) a senior security interest (the "**Senior Security Interest**") in all of such Grantor's right, title, and interest in and to, whether now or hereafter owned, existing, arising or acquired and wherever located, the Grantor's Work-in-Progress and Finished Goods Inventory equal in value to one hundred percent (100%) or more of the unpaid principal and accrued and unpaid interest on the outstanding Secured Debentures, as determined from time to time by Grantor (the "**Collateral**"). Notwithstanding the foregoing, nothing herein shall constitute, or be deemed to constitute, an assignment, hypothecation or pledge of, or a grant of a security interest in, and "Collateral" shall not include, any Excluded Assets.

Section 3. Grantor Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under any items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under the items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral, free and clear of all liens except the Security Interest. The Grantor will reasonably defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein. As of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a "**Financing Statement**") covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

Section 5. Disposition of Collateral. The Grantor will not sell, lease, license or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except sales in the ordinary course of business.

Section 6. Certain Warranties and Covenants. Grantor warrants and covenants that Grantor shall not, without written notice to Secured Party, add any new offices or business locations, other than the locations identified on Schedule I, including other locations where Collateral is held (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) in assets or property). The Grantor's exact legal name, chief place of business and chief executive office, jurisdiction of organization, and organizational ID number and the place where such Grantor keeps its material Records concerning the Collateral are located at the addresses specified therefor in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

Section 7. Names, Offices, Locations, Jurisdiction of Organization. The Grantor will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party's perfected security interest in such Collateral unless the Secured Party has been given at least thirty (30) days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest. The Grantor will not change its name, the location of its chief place of business and chief executive office or its organizational structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least thirty (30) days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate (if any) to continue the perfection of the Security Interest.

Section 8. [intentionally deleted].

Section 9. Further Assurances; Attorney-in-Fact.

(a) The Grantor agrees that from time to time it will promptly execute and deliver all further reasonable instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the reasonable request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices, as may be necessary or that the Secured Party may reasonably request, to perfect and preserve the Security Interest granted or purported to be granted hereby and (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form reasonably satisfactory to the Secured Party (in its sole discretion) that such bailee holds such collateral for the benefit of the Secured Party.

(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral where permitted by law that is reasonably necessary to perfect and preserve the Security Interest granted or purported to be granted hereby, provided, however, that Grantor, in each and all such instances, shall have the opportunity to review the description of Collateral thereon and shall consent in writing to such description prior to any such filings, notwithstanding anything else contained herein to the contrary (the "**Description Consent Right**"), such consent not to be unreasonably withheld and Secured Party shall promptly provide Grantor with a filing receipt and a copy of such filing promptly following its filing.

(c) Subject to Sections 19 and 21 and the other provisions of this Agreement, in

furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints (with such appointment to become effective only upon the occurrence of an Event of Default and only so long as such Event of Default is continuing) the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party's good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to enforce its rights under this Agreement, in a manner consistent with the terms hereof, subject, however, in all cases, to Grantor's Description Consent Right.

Section 10. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor's books in accordance with generally accepted accounting principles.

Section 11. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral consistent with its historical method of recordkeeping.

Section 12. [Intentionally Deleted]

Section 13. Notice of Loss. The Grantor will promptly notify the Secured Party of any material loss of or material damage to any material item of Collateral or of any substantial adverse change, known to the Grantor, in any material item of Collateral.

Section 14. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall provide notice to the Grantor and Grantor shall have twenty (20) days to cure such failure to preform or observe (the "**Cure Period**"). If, following notice by the Secured Party, the Grantor fails to perform its obligations before the end of the Cure Period, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party's option, in the Secured Party's name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the

Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 15. [Intentionally Deleted].

Section 16. Insurance Claims. In the event that the proceeds of any insurance claim in respect of any Collateral are paid to Grantor before or after the Secured Party has exercised its right to foreclose on all or any part of the Collateral upon the occurrence of an Event of Default, such proceeds shall be held in trust for the benefit of the Secured Party and, provided that the Secured Party has exercised its right to foreclose on all or part of the Collateral, immediately after receipt thereof so much of such proceeds shall be paid to the Secured Party for application in accordance with and satisfy the terms of the Secured Debentures.

Section 17. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind.

Section 18. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the occurrence of an event of default under the Transaction Documents after Grantor receives written notice thereof and the expiration of the Cure Period, (b) any default in the performance of any obligation of the Grantor hereunder or under any instrument or agreement executed and delivered to secure payment of Grantor's indebtedness to Secured Party under any of the Secured Debentures after Grantor receives written notice thereof and the expiration of the Cure Period and (c) Grantor shall be unable, or admit in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors.

Section 19. Remedies on Default. Upon the occurrence of an Event of Default and such Event of Default shall be continuing:

(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the UCC in respect of the Collateral.

(b) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash in accordance with Article 9 of the UCC. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

(c) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section

25 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral and against the Grantor. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

(d) In connection with any sale or disposition under this Section 18, Secured Party may not and has no right to use any of Grantor's equipment, property, labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.

Section 20. [intentionally deleted].

Section 21. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 23 hereof).

Section 22. [intentionally deleted].

Section 23. Costs and Expenses; Indemnity.

(a) If (i) this Agreement is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Secured Party otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (ii) there occurs any bankruptcy, reorganization, receivership of Grantor or other proceedings affecting Grantor creditors' rights and involving a claim under this Agreement, then Grantor shall pay the reasonable costs incurred by Secured Party for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' fees and disbursements.

(b) The Grantor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party's actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party's fraud, gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor pursuant to the preceding sentence shall be part of

the Obligations secured by the Security Interest.

(c) The obligations of the Grantor under this Section 23 shall survive any termination of this Agreement.

Section 24. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated, discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

Section 25. Notices. Any notice or other communication to any party in connection with this Agreement shall be given in the manner required by the Subscription Agreement.

Section 26. Continuing Security Interest; Assignments under Transaction Documents. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Persons to the extent and in the manner provided in the Transaction Documents and may similarly transfer all or any portion of its rights under this Agreement to such Persons.

Section 27. Termination of Security Interest. Upon payment in full of the Obligations, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral (including proceeds therefrom) then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral (including proceeds therefrom) upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party.

Section 28. Governing Law and Construction. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, with the sole exception of U.S. federal laws related to hemp or arising therefrom, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 29. Consent to Jurisdiction. THIS AGREEMENT IS TO BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED BY THE DELAWARE COURT OF CHANCERY; AND GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 30. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

Section 31. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

Section 32. General. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation of the Obligations. The Grantor waives notice of the acceptance of this Agreement by each Secured Party.

Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.

MARIMED, INC.

By ___________________________

Name _________________________

Title __________________________

GENCANNA GLOBAL, INC.

By ___________________________

Name _________________________

Title __________________________

SCHEDULE I

LOCATION OF COLLATERAL

4274 Colby Road, Winchester, Kentucky, 40391

SCHEDULE II

LEGAL NAMES, CHIEF EXECUTIVE OFFICE, ORGANIZATIONAL ID NUMBER, JURISDICTION, MATERIAL RECORDS CONCERNING THE COLLATERAL

Legal Name	Chief Executive Office Location	Organizational ID Number	Jurisdiction of Organization	Material Records Concerning Collateral
GenCanna Global USA, Inc.	321 Venable Road Suite 2, Winchester, Kentucky 40391	051572-3	Delaware; Kentucky	321 Venable Road Suite 2, Winchester, Kentucky 40391; 4274 Colby Road, Winchester, Kentucky 40391

Schedule "C"
Form of Lock Up Agreement

November 7, 2018

GenCanna Global, Inc.

Dear Sirs,

In connection with the convertible debentures issued by GenCanna Global, Inc. (the "**Corporation**") pursuant to the Subscription Agreement dated November 7 2018 by and between the Corporation and the party named therein (the "**Agreement**"), the undersigned, an officer or director of the Corporation, hereby agrees that the undersigned will not sell, transfer or pledge, or otherwise dispose of or transfer the economic consequences of any securities of the Corporation held directly or indirectly by the undersigned until the completion of the Liquidity Event (or the second anniversary date of the issuance of the Convertible Debenture in the event that the Liquidity Event is not completed). Notwithstanding the foregoing, the undersigned shall have the right to sell up to 7.5% of the undersigned's personal holdings in the Corporation's securities in any twelve-month period.

In addition, the undersigned agrees that upon the closing of a Liquidity Event, the undersigned shall be subject to such escrow periods as may be imposed by any stock exchange in connection with the completion of the Liquidity Event.

For purposes of this letter agreement:

"**Liquidity Event**" means the occurrence of any of the following:

(a) the Corporation completing a bona fide public offering of Common Shares under a prospectus filed with securities regulatory authorities in Canada, or under a registration statement filed with securities regulatory authorities in the United States which results in the Common Shares being listed on a recognized United States or Canadian stock exchange (a "**Public Offering Transaction**"); or

(b) (i) a transaction giving rise to a stock exchange listing or over the counter quotation of the securities of the Corporation and includes an amalgamation, income trust offering, reverse take-over, completion of a qualifying transaction or share-exchange take-over; (ii) a merger, amalgamation, reorganization, consolidation or plan of arrangement of the Corporation with a reporting issuer in Canada or a reporting company in the United States or a public entity in a jurisdiction outside of Canada and the United States on terms determined by the board of directors of the Corporation or resulting in the shareholders of the Corporation immediately preceding the closing of such business combination holding less than 50% of the voting shares of the resulting entity, or (iii) a reverse take-over or merger, or amalgamation or similar transaction to those in clauses (i) or (ii) above with a private entity (a "**RTO/Merger Transaction**").

The Liquidity Event will be structured such that upon the occurrence of the Liquidity Event, the Convertible Debentures issued pursuant to the Agreement and the securities issuable upon conversion thereof will not be subject to resale restrictions.

"**Maturity Date**" means the third anniversary date of the date the Convertible Debentures are issued.

The undersigned agrees that MariMed, Inc. is a third party beneficiary of this letter agreement and shall be entitled to enforce the restrictions set forth herein against the undersigned.

This letter agreement shall be governed by the laws of Delaware and the undersigned hereby agrees that any dispute hereunder shall be resolved exclusively in the state and federal courts located in Delaware.

This letter agreement shall be effective as of the date first written above and shall terminate upon the earlier of a Liquidty Event or the Maturity Date.

By: ______________________________

Print Name:

Schedule "E"
Corporation's Capitalization Table in accordance with Section 5.3(c)

As was set forth in the data room provided to Subscriber in connection with the purchases contemplated by this Agreement and as currently set forth in the books and records of the Corporation, subject to the Corporation's policy of confidentiality of shareholders and available to Subscriber in accordance with such policy.

RIGHTS AGREEMENT

This Rights Agreement (this "**Agreement**") is dated as of November 7, 2018 (the "**Agreement Date**") and is entered into by and among GenCanna Global, Inc. ("**Company**"), MariMed, Inc. ("**Purchaser**") and each of Matty Mangone, Steve Bevan, Richard Drennen, and Chris Stubbs (each a "**Key Holder**" and collectively, the "**Key Holders**").

Whereas, the Purchaser has agreed to purchase certain secured convertible debentures from the Company pursuant to the Subscription Agreement entered into by and between the Company and the Purchaser and dated as of the date hereof ("**Subscription Agreement**") and in exchange therefore, the Company and the Key Holders have agreed to grant the Purchaser certain rights, as set forth herein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Subscription Agreement.

Now, therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. COVENANTS OF THE COMPANY.

1.1 Information Rights.

1.1.1 Basic Financial Information. The Company shall furnish to the Purchaser promptly when available (1) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an audited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. Beginning in 2019, the Company's financial statements shall be reviewed by the Company's outside auditors.

1.1.2 Inspection Rights. The Company shall permit the Purchaser to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser provided that such inspection does not interfere in the operations of the Company. Purchaser shall only be permitted to conduct one annual inspection upon ten (10) days prior written notice to Company. Purchaser may conduct such additional inspections but only upon the demonstration of good cause to the Company, which good cause shall mean that Purchaser has a reasonable basis to believe that Company assets are being wasted or there is a reasonable suspicion of fraud.

1.2 [intentionally deleted]

1.3 [intentionally deleted]

1.4 [intentionally deleted].

1.5 Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Convertible Debentures, a sufficient number of shares of the Company's Common Stock.

2. **[intentionally deleted]**

3. **PARTICIPATION RIGHT AND OTHER TERMS APPLICABLE TO PURCHASER**.

3.1 **General**. Purchaser has the right of first refusal to purchase the Purchaser's Pro Rata Share of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement. The Purchaser's "**Pro Rata Share**" means the number of Common Shares held by the Purchaser in relation to all outstanding Company Shares.

3.2 **New Securities**. "**New Securities**" means any Common Stock or Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include: (a) shares of Common Stock issued or issuable upon conversion of any currently outstanding shares of Preferred Stock; (b) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants, or rights to purchase any securities of the Company outstanding as of the Agreement Date and any securities issuable upon the conversion thereof; (c) shares of Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Common Stock (or options, warrants or rights therefor) granted or issued after the Agreement Date to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board and (e) shares of Common Stock issued or issuable by the Company to the public in connection with a Public Offering Transaction.

3.3 **Procedures**. If the Company proposes to undertake an issuance of New Securities, it shall give notice to Purchaser of its intention to issue New Securities (the "**Notice**"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue the New Securities. Purchaser will have ten (10) business days from the date of notice, to agree in writing to purchase Purchaser's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed Purchaser's Pro Rata Share).

3.4 **Failure to Exercise**. If Purchaser fails to exercise in full the right of first refusal within the 10-day period, then the Company will have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Purchaser's right of first refusal hereunder was not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Purchaser. If the Company has not issued and sold the New Securities within the 60-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering those New Securities to the Purchaser pursuant to this Section 3.

3.5 **Shareholders Agreement**. Notwithstanding any other provision contained herein or in other agreement to which Purchaser is a party in respect of the Company to the contrary, Purchaser agrees to be bound by the terms and conditions of that certain Shareholders' Agreement of the Company, dated January 1, 2015, and attached hereto as Exhibit A (the "**Shareholders Agreement**"), as of the date of this Agreement both as to the Convertible Debentures on an as converted basis as if a shareholder and as to any Common Stock upon conversion of such Convertible Debentures.

4. **ELECTION OF BOARD OF DIRECTORS**.

4.1 Voting; Board Composition. Subject to the rights of the stockholders to remove a director for cause in accordance with applicable law, during the term of this Agreement, Key Holders shall vote (or consent pursuant to an action by written consent of the stockholders) such number of shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by the Key Holder (the "**Voting Shares**"), or to cause a sufficient number of the Voting Shares to be voted, in such manner as may be necessary to elect (and maintain in office) as the members of the Board:

(a) One member designated by Purchaser ("**Purchaser Designee**").

Subject to the rights of the stockholders of the Company to remove a director for cause in accordance with applicable law, during the term of this Agreement, a Key Holder shall not take any action to remove an incumbent Purchaser Designee or to designate a new Purchaser Designee unless such removal or designation of a Board Designee is approved in a writing signed by Purchaser or for cause, as determined by the Board. Each Key Holder hereby appoints, and shall appoint, the then-current Chief Executive Officer of the Company, as the Key Holder's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote a sufficient number of shares of the Company's capital stock held by the Key Holder as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the Key Holder if, and only if, the Key Holder (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, such Key Holder's Voting Shares or execute such other instruments in accordance with the provisions of this Agreement within five days of the Company's or any other party's written request for the Key Holder's written consent or signature. The proxy and power granted by each Key Holder pursuant to this Section are coupled with an interest and are given to secure the performance of the Stockholder's duties under this Agreement. Each such proxy and power will be irrevocable for the term of this Agreement. The proxy and power, so long as any Key Holder is an individual, will survive the death, incompetency and disability of such Key Holder and, so long as any Key Holder is an entity, will survive the merger or reorganization of the Key Holder or any other entity holding Voting Shares.

5. **GENERAL PROVISIONS**.

5.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No Key Holder may transfer Shares unless each transferee agrees to be bound by the terms of this Agreement.

5.2 Governing Law. This Agreement is governed by the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of choice of law.

5.3 Counterparts; Facsimile or Electronic Signature. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 **Notices**. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth in the Subscription Agreement, or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with this Section 5.5.

5.6 **Attorneys' Fees**. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled.

5.7 **Amendments and Waivers**. Any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Purchaser and each Key Holder's holding a majority of the then-outstanding shares of the Company's Common Stock unless such amendment affects a Key Holder's rights as a stockholder then each such Key Holder must consent. Any amendment or waiver effected in accordance with this Section 5.7 will be binding upon the Purchaser and the Key Holders, and each transferee of the shares of the Company's capital stock from a Key Holder, and the Company.

5.8 **Severability**. The invalidity or unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision.

5.9 **Termination**. Unless terminated earlier pursuant to the terms of this Agreement, the rights and obligations contained herein shall terminate upon the earlier of a Liquidity Event or the Maturity Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

Name: ______________________________

By: ______________________________

Title: ______________________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

KEY HOLDER:

Name: Matty Mangone

____

KEY HOLDER:

Name: Steve Bevan

____

KEY HOLDER:

Name: Richard Drennen

____

KEY HOLDER:

Name: Chris Stubbs

____

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PURCHASER

Name: ___________________________

By: ___________________________

SCHEDULE G: DISCLOSURE SCHEDULES

The disclosure schedules attached hereto (the "**Disclosure Schedules**") are delivered pursuant to and contain exceptions to Article 5.3 of that certain Subscription Agreement for Convertible Debentures dated as of November 7, 2018 (the "**Agreement**"), by and between GenCanna Global, Inc. (the "**Corporation**") and MariMed, Inc. (the "**Subscriber**").

The Disclosure Schedules are arranged in sections corresponding to the numbered and lettered Articles contained in the Agreement. Any matter, information or item disclosed in the Disclosure Schedules delivered under any specific representation, warranty or covenant or Article number hereof shall be deemed to have been disclosed for all purposes of the Agreement in response to every representation, warranty or covenant in the Agreement in respect of which such disclosure is reasonably apparent on its face. The inclusion of any matter, information or item in any Disclosure Schedule shall not be deemed to constitute an admission of any liability by the Corporation to any third party or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of the Agreement.

The information contained in any Article of the Disclosure Schedules is disclosed solely for the purposes of the Agreement, and any descriptions or summaries of any agreements or documents in the Disclosure Schedules are summaries only and are qualified in their entirety by the specific terms of such agreements or documents.

Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in the Agreement. Any capitalized term defined in any Article of the Disclosure Schedules shall have the same meaning when used in any other Article of the Disclosure Schedules, unless otherwise indicated or the context clearly requires otherwise.

The headings or other captions set forth in any Article of the Disclosure Schedules are provided for convenience of reference only and shall not affect the construction or interpretation, or modify any, of the representations and warranties made by the Corporation pursuant to the Agreement or any of the qualifications or exceptions set forth in the Agreement relating to such representations and warranties including, without limitation, any qualifications based on the Knowledge of Corporation.

Article 5.3(a) – Subsidiaries and Related Entities

Parent Company

GenCanna Global, Inc. BVI

Related Entity

4274 Colby, LLC

Subsidiary

Hemp Kentucky, LLC

Article 5.3(h) – Litigation

The Corporation was a named party in the matter of Mikkel Halverson and Julie Halverson v. GenCanna Global USA, Inc. and Hemp Kentucky, LLC. The matter was dismissed with prejudice on April 19, 2018 according to the terms of a Confidential Settlement and Nondisparagement Agreement.

Article 5.3(k) – Liabilities

i. Promissory Note dated as of June 22, 2015 by and between 4274 Colby LLC and Kentucky Bank.

ii. Commercial Guaranty entered into among 4274 Colby LLC ("Borrower"), Kentucky Bank ("Lender"), and GenCanna Global USA, Inc. relating to that certain promissory note dated as of June 22, 2015 between Borrower and Lender.

iii. Redemption Agreement dated October 23, 2016 by and among Hemp Kentucky LLC, Hemp Kentucky Growers, LLC, Ronald Stocks, Leroy Morrow, GenCanna Global USA, Inc. and Matty Mangone-Miranda, as amended by that certain first amendment dated March 13, 2018 and that certain second amendment dated May 25, 2018.

iv. Promissory Note dated September 30, 2018 by and between GenCanna Global, Inc. and Natalie Conner.

v. Promissory Note dated September 30, 2018 by and between GenCanna Global, Inc. and Liam Cragg.

vi. Promissory Note dated September 30, 2018 by and between GenCanna Global, Inc. and Juhan Laur.

vii. Promissory Note dated September 30, 2018 by and between GenCanna Global, Inc. and Scott Mathers.

viii. Promissory Note dated September 30, 2018 by and between GenCanna Global, Inc. and Sal Santoro.

ix. Promissory Note dated September 30, 2018 by and between GenCanna Global, Inc. and David Stevenson.

APPENDIX A

-

RISK FACTOR
OF
GENCANNA GLOBAL, INC.

Dated November 7, 2018

INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A SIGNIFICANT DEGREE OF RISK. SEE "RISK FACTORS."

RISK FACTORS

The Convertible Debentures offered by this Disclosure Letter involve a significant degree of risk and should not be acquired by you unless you can afford a complete loss of all or a substantial portion of your investment (Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them by the Subscription Agreement). In evaluating the Offering, you should carefully consider the following risk factors:

Limited Operating History; Uncertain Future Performance. The Company is a relatively early stage business with limited operating history. It has incurred to date, and may in the future incur additional, operating losses before sustaining profitability. The Company's ability to sustain and continue to generate revenue and sustain profitability will depend almost exclusively on the Company's ability to successfully market and sell industrial hemp-derived cannabidiol (CBD) and hemp-derived CBD products. There can be no assurance that the Company will be able to successfully market and sell the Company's products or sustain or grow revenues or achieve profitability. Moreover, there can be no assurance that the Company will not experience unforeseen expenses, difficulties, complications, and delays which could materially adversely affect the Company's business, financial condition and results of operations.

Due to the Company's relatively early stage of development, there is relatively little operating information available on which you can evaluate the Company's prospects or the market's acceptance or denial of its business model. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties companies in their formative stages of development frequently encounter. In addition to the foregoing risks, such risks include, but are not limited to, the ability to obtain sufficient capital to enable the Company to purchase industrial hemp from third parties to keep pace with market demand and to pursue other business opportunities.

Marketing Risk. It is possible that the Company may not be able to market our products and services effectively or that the market response to our future marketing strategies may not be positive, either of which could cause the Company to expend significant resources to correct the problem or result in a delay in ramp up of sales volume and profitability.

Supply Risk; Dependence on Farmers. If we are successful in marketing our products and services, and if sales volume and customer demand continue to grow as expected by management, we will need to ensure that we have sufficient industrial hemp, hemp-derived cannabidiol (CBD) and hemp-derived CBD products to meet such supply. Being able to grow sufficient industrial hemp to meet demand will therefore be a critical factor in the Company's continued growth, our expected increase in sales and our heightened profitability. Accordingly, we will be dependent on third party farmers, and if we fail to maintain and expand our relationships with such farmers, or if we cannot depend on those farmers to provide quality industrial hemp that meets regulatory standards, it could materially and adversely affect the Company's business, financial condition and results of operations.

Third Party Service Providers. We will be dependent on additional third parties to provide a number of services to the Company. These third party service providers may provide services to other companies, including competitors, and if they do not have the skills to properly perform their services, or do not devote sufficient resources to marketing and distributing our products, then such failures would have a material adverse effect on our business, financial condition and results of operations.

Evolving Long-Term Business Strategy. The Company will continue to revise its business, marketing and sales strategies and the markets it is targeting as it continues to research market demand, available revenue opportunities, potential collaborators or strategic partners, and personnel and capital needs. As a result, those who acquire Convertible Debentures in the Offering must be willing to accept a substantial degree of uncertainty, and must be willing to rely upon the Company's key employees and Board of Directors to complete development of an appropriate business strategy to commercially exploit the targeted areas. There can be no assurance that the Company will be able to devise a long-term business strategy that will sustain future revenues or profits.

Managing Growth. The Company may have difficulties managing its anticipated growth in operations, which could reduce its chances of achieving revenues and profitability. The Company anticipates rapid growth during the next several years that may place a significant strain on its management and operations. As a result of the Company's planned growth, it potentially faces several risks, including: (i) the need to improve its operational, financial, management, informational and control systems; and (ii) the need to hire, train and retain highly skilled personnel to conduct the Company's business. The Company cannot assure that it will be able to manage this growth profitably.

Rapid Technology Change. Rapid technological change creates uncertainty and could damage our competitive position. Technological change could affect growing processes, or extraction processes for hemp-derived cannabidiol (CBD) and hemp-derived CBD products, and if competitors develop products or processes that are superior to our own, it could have a material adverse effect on our business, financial condition and results of operations.

Intellectual Property Risks. The Company possesses certain unpatented proprietary rights, specifically including copyright laws, trade secret laws, non-disclosure and other contractual provisions, relating to its processes and products. There can be no assurance that any such proprietary rights owned or licensed by the Company will not be challenged and invalidated or infringed or circumvented or that any confidential information of the Company will not be inadvertently disclosed to or wrongfully obtained by third parties. While the Company intends to also file certain trademark applications, there can be no assurance such registration will be obtained.

The Company has not filed and presently does not intend to file any patent applications relating to its products or the processes of extracting or producing such products, although it will continue to review and evaluate the patentability of certain of its processes. There can be no assurance that the competitors of the Company will not apply for and obtain patents that will prevent, limit or interfere with the Company's ability to make and sell the current or future products or services of the Company. Moreover, there can be no assurance that third party patent holders will not claim that the processes, products or services of the Company infringe their patents. Because U.S. patent applications are held and examined in secrecy for a period of time, it is also possible that presently pending U.S. patent applications may issue in the future with claims that will be infringed by the Company's processes, products or services.

Further, there can be no assurance that others will not develop processes, products and services that are similar or superior to those of the Company, duplicate our processes, products or services, and/or work around the intellectual property rights owned or licensed by the Company. Effective intellectual property protection may be unavailable or limited in certain jurisdictions. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy, reverse engineer or otherwise use aspects of the Company's processes that the Company regards as proprietary. Policing unauthorized use of the Company's proprietary information is difficult, and there can be no assurance that the steps taken by the Company will prevent misappropriation or infringement of its intellectual properties. The Company's business may be adversely affected by competitors who develop substantially equivalent technology or who infringe the Company's product technologies or trademarks. In the event that the Company's

intellectual property protection is insufficient to protect the Company's intellectual property rights, the Company could face increased competition in the market for its products and services, which would have a material adverse effect on the Company.

The Company has not undertaken a search or other review to determine whether its current or planned processes, products or services, or the Company's operation of its business, infringes any third party's intellectual property rights. Accordingly, although the Company is unaware of any such infringement, it is possible that the Company is infringing upon a third party's intellectual property rights.

Litigation; Disputes. The Company is not presently a party to any legal proceedings. However, the Company may from time to time be forced to defend litigation and claims asserted by third parties. Any such litigation could distract management's attention from the Company's business and/or result in the payment of significant amounts of money, either of which could have a material adverse effect on the Company.

Conflicts. The Company has been in negotiations regarding a strategic relationship in New York with Southern Tier Hemp ("STH"). The CEO of STH is Michael Falcone, who is the chairman of the Company's Board, and he holds a material number of the Company's Shares. The disinterested members of the Board will evaluate, negotiate and ultimately approve or reject any relationship, contract, collaboration, joint venture or equity position with or in STH.

Product Liability. The marketing, sale and use of the Company's products could lead to the filing of product liability and other similar claims against us. As part of our risk management policy, the Company has obtained third party product liability insurance in a commercially reasonable amount. Even though it has been procured, such insurance may not fully protect us from the financial impact of defending against claims. For example, a product liability loss may not be covered by our insurance. Even in the event a loss is covered by an insurance policy, these policies typically have retentions or deductibles that provide that we will not receive insurance proceeds until the losses incurred exceed the amount of those retentions or deductibles. To the extent that any losses are below these retentions or deductibles, the Company will be responsible for paying these losses and we could thus face substantial liabilities. A product or medical liability claim in excess of applicable insurance could have a material adverse effect on our business, financial condition and results of operations.

Obtaining Insurance. Due to the Company's involvement in the hemp industry, it may have a difficult time obtaining renewals, additional or new coverages of the various insurances that are desired to operate its business, which may expose the Company to additional risk and financial liability. Insurance that is otherwise readily available may be more difficult to find, and more expensive, because of the regulatory regime applicable to the industry. There are no guarantees that the Company will be able to find or renew such insurance coverage in the future, or that the cost will be affordable. If the Company is forced to go without such insurance coverage, it may prevent it from entering into certain business sectors, may inhibit growth, and may expose the Company to additional risk and financial liabilities.

Acquisitions. If the Company acquires additional companies or other products or technologies in the future, such companies, products or technologies could prove difficult to integrate, disrupt the Company's business, dilute the then current stockholders of the Company, or adversely affect the Company's results of operations. The Company may make investments in other complementary companies, products or technologies in the future. The Company has not completed any acquisitions or investments to date, and therefore its ability as an organization to conduct acquisitions or investments is unproven. If it fails to properly evaluate and execute acquisitions and investments, such failure could have a material adverse effect on the Company. To successfully complete an acquisition, the Company must: (i) properly evaluate the company, product or technology; (ii) accurately forecast the financial impact of the transaction, including accounting charges and transactions expenses; (iii) integrate and retain personnel; (iv) combine potentially different corporate cultures; and (v) effectively integrate products and research and development, sales, marketing and support operations. If the Company fails to do any of the foregoing, it may suffer losses or its management may be distracted from the Company's day-to-day operations. In addition, if the Company conducts acquisitions using convertible debt or equity securities, existing stockholders may be diluted.

Dependence on Key Personnel. The business operations of the Company are currently entirely dependent upon Mr. Mangone, Mr. Bevan, Mr. Stubbs, Mr. Bain, and Mr. Drennen. The loss of any of these individuals could have a material adverse effect on the Company. We do not maintain "key person" life insurance on any of our employees. The Company's future success also depends on its ability to attract and retain key management, technical personnel, as well as qualified marketing, sales and support personnel, for its operations. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting or retaining such personnel.

Debt. The Company may incur certain debt in order to finance the Company's ongoing operations, including to purchase equipment and industrial hemp from third parties. Any such leverage may increase the Company's exposure to adverse economic factors such as rising interest rates, downturns in the general economy or deterioration in its particular sector, which could impair the Company's ability to meet its debt obligations. In that event, it is possible that the lenders could foreclose on the Company's assets and thereby reduce the value of the Company's equity in that subsidiary to zero. In addition, a deterioration in the financial condition or cash flows of the Company could cause the Company to default on its debt obligations and impair its ability to operate. Any such event that occurs would have a material adverse effect on the Company.

Need for Additional Funds. Even if the Company's development, growth and continued commercialization efforts are successful, the Company will likely need to raise additional capital to pursue its long-term business strategy or to expand its business. There can be no assurance that the Company will be able to secure any such additional funding if needed, or that funding will be made available on terms favorable to the Company. The failure to acquire additional funding when and if required would have a material adverse effect on the Company's business, financial condition and results of operations.

Changes to State Laws Pertaining to Industrial Hemp. As of the date hereof, forty states have authorized industrial hemp programs pursuant to the 2014 Farm Bill. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action at the state and federal levels, numerous factors may impact or negatively affect the legislative process(es) within the various states the Company has business interests in. Any one of these factors could slow or halt use of industrial hemp or CBD, which would negatively impact the Company's business or growth.

Changes to Federal Laws Pertaining to Industrial Hemp. Possible changes to the applicable provisions of the 2014 Farm Bill and the Omnibus Appropriations Law are currently the subject matter of legislation being proposed in Congress in the form of the 2018 Farm Bill. There is no guarantee that any new legislation will be on favorable terms. Should the Company lose any of the protections currently afforded by either or both the 2014 Farm Bill and/or the Omnibus Appropriations Law, such would have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Associated with Numerous Laws and Regulations. The production, labeling and distribution of the products that the Company distributes are regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of the Company's product claims or the ability to sell its products in the future. The FDA regulates the Company's products to ensure that the products are not adulterated or misbranded.

The Company is subject to regulation by multiple federal and state agencies as a result of the manufacture and sale of its hemp-derived cannabidiol (CBD) and hemp-derived CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different regulations in multiple jurisdictions increase the possibility that the Company may violate one or more of the requirements. If the Company's operations are found to be in violation of any of such laws or any other governmental regulations, the Company may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of the Company's operations, any of which could adversely affect the Company's business and financial results.

Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. The Company's advertising is subject to regulation by the Federal Trade Commission ("FTC") under the Federal Trade Commission Act as well as subject to regulation by the FDA under the DSHEA. In recent years, the FTC has initiated numerous investigations of dietary and nutritional supplement products and companies based on allegedly deceptive or misleading claims. At any point, enforcement strategies of a given agency can change as a result of other litigation in the space or changes in political landscapes, and could result in increased enforcement efforts, which would materially impact the Company's business. Additionally, some states also permit advertising and labeling laws to be enforced by state attorney generals, who may seek relief for consumers, class action certifications, class wide damages and product recalls of products sold by the Company. Private litigations may also seek relief for consumers, class action certifications, class wide damages and product recalls of products sold by the Company. Any actions against the Company by governmental authorities or private litigants could have a material adverse effect on the Company's business, financial condition and results of operations.

International Regulatory Risks. The Company intends to expand internationally. As a result, it will become subject to the laws and regulations of the foreign jurisdictions in which it operates or imports or exports products or materials. In addition, the Company may avail itself of proposed legislative changes in certain jurisdictions to expand its product portfolio, which expansion may include business and regulatory compliance risks as yet undetermined. Failure by the Company to comply with evolving regulatory framework in any jurisdiction could have a material adverse effect on the Company's business, financial condition and results of operations.

Uncertainty Caused by Potential Changes to Regulatory Framework. There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the importation of derivatives from exempted portions of the Cannabis plant and the scope of 2014 Farm Bill-compliant hemp programs relative to the Controlled Substances Act ("CSA"), the 2014 Farm Bill and the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the DEA and or the FDA and the extent to which manufacturers of products containing imported raw materials and/or 2014 Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of the Company's products in different markets.

NDI Objection by FDA. There is substantial uncertainty and different interpretations among state and federal regulatory agencies, legislators, academics and businesses as to whether cannabinoids were present in the food supply and marketed prior to October 15, 1994, or whether such inclusion of cannabinoids is otherwise approved by the FDA as dietary ingredients. In addition, there is substantial uncertainty and different interpretations as to whether cannabinoids are by definition an impermissible adulterant due to marijuana being a controlled substance under the CSA. The uncertainties cannot be resolved without further federal legislation, regulation or a definitive judicial interpretation of existing legislation and rules. A determination that hemp products containing cannabinoids were not present in the food supply, marketed prior to October 15, 1994, are not otherwise permissible for use as a dietary ingredient or are adulterants would have a materially adverse effect upon the Company and its business. The Company could be required to submit a New Dietary Ingredient ("*NDI*") notification to the FDA with respect to hemp extracts. If FDA objects to the Company's NDI notification, this would have a materially adverse effect upon the Company and its business.

Regulatory Approval and Permits. The Company may be required to obtain and maintain certain permits, licenses and approvals in the jurisdictions where its products are licensed. There can be no assurance that the Company will be able to obtain or maintain any necessary licenses, permits or approvals. Moreover, the Company and/or third-party suppliers of hemp-derived CBD products could be required to obtain a CSA permit, which would likely not be a feasible option for retail products. Any material delay or inability to receive these items is likely to delay and/or inhibit the Company's ability to conduct its business, and would have an adverse effect on its business, financial condition and results of operations.

Environmental, Health and Safety Laws. The Company is subject to environmental, health and safety laws and regulations in each jurisdiction in which the Company operates. Such regulations govern, among other things, emissions of pollutants into the air, wastewater discharges, waste disposal, the investigation and remediation of soil and groundwater contamination, and the health and safety of the Company's employees. For example, the Company's

products and the raw materials used in its production processes are subject to numerous environmental laws and regulations. The Company may be required to obtain environmental permits from governmental authorities for certain of its current or proposed operations. If the Company violates or fails to comply with these laws, regulations or permits, the Company could be fined or otherwise sanctioned by regulators.

As with other companies engaged in similar activities or that own or operate real property, the Company faces inherent risks of environmental liability at its current and historical production sites. Certain environmental laws impose strict and, in certain circumstances, joint and several liability on current or previous owners or operators of real property for the cost of the investigation, removal or remediation of hazardous substances as well as liability for related damages to natural resources. In addition, the Company may discover new facts or conditions that may change its expectations or be faced with changes in environmental laws or their enforcement that would increase its liabilities. Furthermore, its costs of complying with current and future environmental and health and safety laws, or the Company's liabilities arising from past or future releases of, or exposure to, regulated materials, may have a material adverse effect on its business, financial condition and results of operations.

Risks Related to the Company's Business and Industry Product Viability. If the products the Company sells are not perceived to have the effects intended by the end user, its business may suffer. In general, the Company's products contain hemp extract and other ingredients which are or should be classified in the United States as dietary supplements. Many of the Company's products contain innovative ingredients or combinations of ingredients. There is little long-term data with respect to efficacy, unknown side effects and/or interaction with individual human biochemistry. Moreover, there is little long-term data with respect to efficacy, unknown side effects and/or its interaction with individual animal biochemistry. As a result, the Company's products could have certain side effects if not taken as directed or if taken by an end user that has certain known or unknown medical conditions.

Positive Test for THC or Banned Substances. The Company's products are made from cannabis, which contains THC. As a result, certain of the Company's products contain low levels of THC. THC is considered a banned substance in many jurisdictions. Moreover, regulatory framework for legal amounts of consumed THC is evolving. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to end users who test positive for trace amounts of THC attributed to use of the Company's products. In addition, certain metabolic processes in the body may cause certain molecules to convert to other molecules which may negatively affect the results of drug tests. Positive tests may adversely affect the end user's reputation, ability to obtain or retain employment and participation in certain athletic or other activities. A claim or regulatory action against the Company based on such positive test results could adversely affect the Company's reputation and could have a material adverse effect on its business and operational results.

Industry Competition. The markets for businesses in the CBD and industrial hemp industries are competitive and evolving. In particular, the Company faces strong competition from both existing and emerging companies that offer similar products. Some of its current and potential competitors may have longer operating histories, greater financial, marketing and other resources and larger customer bases than the Company has.

Given the rapid changes affecting the global, national, and regional economies generally and the CBD industry, in particular, the Company may not be able to create and maintain a competitive advantage in the marketplace. The Company's success will depend on its ability to keep pace with any changes in such markets, especially in light of legal and regulatory changes. Its success will depend on the Company's ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by the Company to anticipate or respond adequately to such changes could have a material adverse effect on its financial condition, operating results, liquidity, cash flow and operational performance.

Intra-Industry Competition. The number of competitors in the Company's market segment is expected to increase, both nationally and internationally, which could negatively impact the Company's demand for products.

The introduction of a recreational model for marijuana production and distribution in various jurisdictions may cause producers in those jurisdictions to expand beyond the medical marijuana market and compete with the Company's products. The impact of this potential development may be negative for the Company and could result in increased levels of competition in its existing market and/or the entry of new competitors in the overall cannabis market in which the Company operates.

There is potential that the Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and manufacturing and marketing

experience than the Company. Increased competition by larger and better financed competitors could materially and adversely affect the business, financial condition and results of operations of the Company.

The Company also faces competition from producers who may not comply with applicable regulations. As a result, such producers may have lower operating costs, make impermissible claims and utilize other competitive advantages based on circumvention of regulatory requirements. To remain competitive, the Company will require continued significant investment in research and development, marketing, sales and customer support. The Company may not have sufficient resources to maintain research and development, marketing, sales and customer support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company.

As well, the legal landscape for the Company's products is changing internationally. More countries have passed laws that allow for the production and distribution of cannabis in some form or another. Increased international competition might lower the demand or price of for the Company's products on a global scale.

Emerging Industry. As a pioneer in a new industry, the Company has limited access to industry benchmarks in relation to the Company's business. Industry-specific data points such as operating ratios, research and development projects, debt structures, compliance and other financial and operational related data is limited and accordingly, Management will be required to make decisions in the absence of such data points.

Not a Reporting Company. The Company is not required to and does not file regular reports under the Exchange Act. The absence of regular reporting on Forms 10-K and 10-Q may restrict the availability of information to the stockholders of the Company. The Company does not plan to become a reporting company in the near future.

No Public Trading Market for the Convertible Debentures. There is presently no public trading market for the Convertible Debentures and the Company has no present plans to cause the shares of the Company to be publicly traded. Accordingly, the lack of liquidity of the Convertible Debentures makes the Convertible Debentures suitable only for prospective investors who have adequate financial means and can bear the risk of loss of such investment, illiquidity thereof and the lack of any income therefrom.

Restrictions on Subsequent Transfers. The Convertible Debentures will be subject to restrictions on transferability. In addition, the Convertible Debentures have not been registered under the Securities Act or any securities law of any state, and the Convertible Debentures may not be resold or transferred in the absence of registration thereunder or the availability of an exemption from registration thereunder. Assuming compliance with the restrictions on transferability set forth in the Convertible Debenture, the only permitted manner of resale of the Convertible Debentures is pursuant to the exemption set forth in Rule 144 of the SEC promulgated under the Securities Act, or the resale of such Convertible Debentures in a privately negotiated transaction. Because the Company is not presently a reporting company under the Exchange Act, and there is no trading market for the Convertible Debentures, Rule 144 is currently not available with respect to the transfer or resale of the Convertible Debentures and the Company does not anticipate that it will become available in the future. Accordingly, prospective investors must be prepared to hold the Convertible Debentures for an indefinite period of time.

Convertible Debenture Price. The purchase price for Convertible Debentures in the Offering was arbitrarily determined by the Board and bears no relation to book value or any other objective metric. GenCanna is, and expects to continue to be, routinely engaged in discussions with third parties regarding potential investments in GenCanna in exchange for equity securities or loans to GenCanna that may be convertible into equity securities or involve the issuance of warrants to purchase equity securities. It is possible that GenCanna could enter into any such transaction in the future on terms that (i) include the issuance of equity securities, or warrants to purchase the same or loans that are convertible into the same, at a substantially higher or lower price per share than the price contemplated in this Offering or (ii) are otherwise generally substantially more or less favorable than the terms of the Offering. Moreover, it is possible that GenCanna could engage in a transaction in the future involving a sale of a majority of its assets or equity securities at a valuation that is substantially higher or lower than that implicit in the Offering. While we have provided you with certain information about companies that are comparable to GenCanna in certain respects, there can be no assurances that GenCanna will be valued in the same manner as such companies for any purpose, including in connection with a sale of the Company or any financing transaction, for a variety of reasons including but not limited to the following: (a) all but one of the companies referenced are publicly traded Canadian companies, which will therefore have greater access to capital and lower regulatory standards than apply to the Company, and the

remaining company referenced for comparison has begun the registration and filing process for its initial public offering; (b) the companies referenced may have materially different business models and product offerings than the Company, which may be broader or narrower than those of the Company; (c) the companies referenced may have significantly greater financial and other resources than the Company; (d) the companies referenced may have more experienced management than the Company; (e) the companies referenced may have significantly longer operating histories than the Company, providing for greater exposure to the market and a longer period of time for product acceptance; and (f) revenue, expense and other key financial indicators vary materially from company to company.

Accordingly, if you purchase Convertible Debentures in the Offering you must bear the risk that such Convertible Debentures may be issued or sold in the future at a substantially higher or lower price.

Dividends Not Expected. The Company's Board of Directors does not anticipate authorizing the Company to authorize any dividends or distributions to the stockholders of the Company in the foreseeable future. It is anticipated that earnings, if any, from operations will be used to finance the growth of the Company.

Financial Information Not Certified or Audited. The Company's financial statements have not been certified or audited in accordance with generally accepted accounting principles. You should consult your own financial advisor for assistance in evaluating the Company's financial condition, results of operations and future prospects.

No Tax Advice. THE EFFECT OF EXISTING TAX LAWS AND POSSIBLE CHANGES IN SUCH LAWS MAY VARY WITH EACH PROSPECTIVE CONVERTIBLE DEBENTURE HOLDER'S PARTICULAR CIRCUMSTANCES AND ARE NOT DISCUSSED IN THIS INFORMATION STATEMENT. ACCORDINGLY, PROSPECTIVE CONVERTIBLE DEBENTURE HOLDERS ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE CONSEQUENCES OF PURCHASING CONVERTIBLE DEBENTURES IN THE OFFERING.

The identification of the foregoing risk factors does not imply that there may not be other material risks involved in owning Convertible Debentures of the Company. Due to these risk factors and others, an investment in the Convertible Debentures involves an extreme degree of risk.